Exhibit 99.2

September 8, 2015

Re: Rancon Realty Fund IV, L.P., Adjusted Average Net Liquidation Value per unit

Dear Custodian and Pension Plan Trustee:

In response to requests from custodians and pension plan trustees, the General Partners are providing an adjusted average net liquidation value of the outstanding limited partnership interests in Rancon Fund IV, L.P., a California limited partnership (the “Fund”), as of August 14, 2015. The General Partners’ per unit value was calculated using the assumptions set forth below:

Estimated value per unit on January 16, 2015**	$671.97
Distribution paid on August 14, 2015	(376.03)
Current adjusted average net liquidation value**	$295.94

** Based on 65,819 units issued and outstanding.

Since the average net liquidation value per unit only represents the arithmetic mean of the amounts which the General Partners estimate will be distributed with respect to each unit, the actual amount distributed with respect to each unit will very likely vary from such value depending upon the date and price such units were originally acquired from the Fund (whether by such Limited Partner or, in the case of units which were acquired in the secondary market, the original holder of such Unit at the time of initial issuance) and the accrued preferred return for such unit.

As with any valuation methodology, the assumptions, estimates and judgments underlying the average net liquidation value per unit may not be accurate.  Actual facts and developments may turn out to be different than those assumed and result in materially lower proceeds from the Fund’s properties than estimated by the General Partners.  Moreover, the average net liquidation value per unit as determined by the General Partners is not a representation, warranty or guarantee that:

•	a Limited Partner would be able to realize the estimated value per unit if such holder attempts to sell his or her units. Actual sales transactions in the secondary market have historically been priced well below the General Partners’ estimates.
•	a Limited Partner would ultimately realize distributions per unit equal to the estimated value per unit upon liquidation of Fund IV’s assets and settlement of its liabilities.
•	the methodologies used to estimate the value per unit meet the applicable annual valuation requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or the Internal Revenue Code of 1986, as amended (the “Code”) with respect to employee benefit plans subject to ERISA and other retirement plans or accounts subject to Section 4975 of the Code.

261 Boeing Court

Livermore, California 94551

925.241.7143     Fax 925.371.0167

Toll-free 888.909.7774

This valuation was prepared by the General Partners without the use of any actual formal third-party appraisals, nor was this valuation and the methodology employed verified or reviewed by any third-party advisor, including the Fund’s auditors.

Sincerely,

Daniel L. Stephenson, General Partner

Rancon Financial Corporation, General Partner

Rancon Realty Fund IV,

a California limited partnership

Note: Certain statements contained in this letter may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, in particular, statements about future events and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual events to differ materially from those anticipated. Investors are referred to the risk factors disclosed under Item 1A of Part I in the Fund’s December 31, 2014 Annual Report on Form 10-K and under the caption “Risk Factors” in our Proxy Consent Solicitation Statement dated April 21, 2014. Forward-looking statements are not intended to be a guaranty of future events. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “possible,” “will,” “can,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this letter. Neither the Fund nor the General Partners make any representations or warranties (expressed or implied) about the accuracy of any such forward-looking statements. Actual events could differ materially from any forward-looking statements contained in this letter. This letter is neither an offer of nor a solicitation to purchase securities.